UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 5, 2005, Xcyte Therapies, Inc. (“Xcyte”) issued a press release announcing its decision to implement a plan to identify and evaluate its strategic options. In connection with such evaluation, on July 8, 2005, Xcyte’s Board of Directors approved a work force reduction plan that would result in the reduction of its work force by approximately 49%, to 34 employees. The reduction in force is expected to be completed by June 15, 2005. Xcyte currently estimates that it will record a charge in the third quarter of 2005 of approximately $554,000, consisting of severance, benefits and outplacement services. Such charge does not include any asset impairment charge that may result from Xcyte’s restructuring activities.

Item 8.01 Other Events.

On May 16, 2005, Xcyte issued a press release and filed its quarterly report on Form 10-Q for the quarter ended March 31, 2005, in which Xcyte indicated that it would discontinue plans for further development of Xcellerated T Cells in chronic lymphocytic leukemia, non-Hodgkin’s lymphoma and multiple myeloma. Xcyte also indicated its decision to focus its research and development efforts on HIV and further announced Xcyte’s intention to submit an Investigational New Drug application for the HIV indication in the third quarter of 2005 and to initiate the first Company-sponsored trial before year end. As a result of the work force reduction plan discussed above and Xcyte’s efforts to identify and evaluate its strategic options, Xcyte does not currently intend to pursue clinical development of its products and, accordingly, does not currently intend to submit such Investigational New Drug application or initiate such Company-sponsored trial that it had previously announced.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, such as those, among others, relating to our reduction in force, our clinical development, and our evaluation of strategic options. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks related to our ability to reach agreement with any potential partner, our ability to attract potential buyers for our assets, the possibility that we may enter into an agreement related to a strategic transaction that does not close, adverse events which may occur from Xcyte not pursuing clinical development of its products and failure by Xcyte Therapies to secure or maintain relationships with collaborators. More information about the risks and uncertainties faced by Xcyte Therapies is contained in our filings with the Securities and Exchange Commission, including, without limitation, Xcyte’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2005. Xcyte Therapies disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: July 14, 2005

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